Exhibit 35.2
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                        ANNUAL STATEMENT OF COMPLIANCE
                    AMERICAN HOME MORTGAGE SERVICING, INC.
                   CHL Mortgage Pass-Through Trust 2006-HYB1

      I, David M. Friedman, a duly authorized officer of American Home Mortgage Servicing, Inc., as servicer (the "Servicer"), pursuant to the Mortgage Loan Purchase and Interim Servicing Agreement, dated as of November 26, 2003, by and between American Home Mortgage Corp. and Countrywide Home Loans, Inc. (as amended, the "Agreement"), hereby certify that:

      1. A review of the Servicer's activities during the period from and including January 1, 2006 through and including December 31, 2006 (the "Reporting Period") and of the Servicer's performance under the Agreement has been made under my supervision.

      2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 13th day of March, 2007.

                                          By:   /s/ David M. Friedman
                                                --------------------------------
                                          Name:  David M. Friedman
                                          Title: Executive Vice President